August 1, 2023

Sadler Gibb & Associates, LLC

344 W 13800 S, Suite 250

Draper, UT 84020

ATTN:  MR. Kirk Gibb

SUBJECT:  Verde Bio Holdings, Inc.

   May 1, 2023 - Reserves

Mire Petroleum Consultants hereby consents to the use of its name and the information from its reports regarding its estimates of reserves and future net revenues from the production and sale of those reserves of Verde Bio Holdings, Inc. for use in their filings with the Securities Exchange Commission, including but not limited to, 8-K, 10-K, and 14f as of the date reported August 1, 2023.

Sincerely,

Kurt Mire, P.E.

Petroleum Consultant